UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 and 15(d) of the Securities Exchange Act of l934

April 10, 2007

Date of report (Date of earliest event reported)

Avicena Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-51610	04-3195737
(Commission File Number)	(IRS Employer Identification No.)

228 Hamilton Avenue, Third Floor, Palo Alto, California 94301

(Address of Principal Executive Offices) (Zip Code)

(415) 397-2880

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 10, 2007, Avicena Group, Inc. (the “Company”) entered into an Investment Banking and Financial Advisory Agreement (the “Investment Banking Agreement”) with Blackwater Capital Group, Inc. (“Blackwater”), whereby Blackwater, in conjunction with its affiliates and associates, is engaged as an Investment Banker/Financial Advisor to the Company on a non-exclusive basis and agrees to provide the Company with such regular and customary investment banking and financial advisory services as are reasonably requested by the Company. In consideration of such services, the Company agrees to pay Blackwater an initial engagement fee of $40,000 in cash. In addition, Blackwater will participate in an incentive plan, whereby each month Blackwater will be issued a warrant to purchase up to a maximum of 16,667 shares of Common Stock at $7.00 per share. The actual number of shares of Common Stock for which each warrant is exercisable will be based upon the Company’s evaluation of Blackwater’s performance for the month such warrant was issued.

Pursuant to the terms of the Investment Banking Agreement, Blackwater also committed to sign definitive documents relating to the purchase of 1,600,000 shares of Series B Convertible Preferred Stock and warrants to purchase 800,000 shares of Common Stock for an aggregate price of eight million dollars ($8,000,000 USD). The Company may, at its sole discretion, reduce the amount purchased by Blackwater to no less than 400,000 shares of Series B Convertible Preferred Stock and warrants to purchase 200,000 shares of Common Stock by the settlement date. Settlement of the purchase is expected to take place on May 21, 2007, or such earlier time as Blackwater may elect, in each case subject to certain closing conditions contained in the definitive documents. As described more fully in the second paragraph of Item 3.02 below, on April 11, 2007, the Company and Blackwater executed the definitive documents contemplated by the Investment Banking Agreement.

Item 3.02 Unregistered Sales of Equity Securities

As previously reported, the Company entered into a Securities Purchase Agreement dated as of March 30, 2007 (the “March 30 Securities Purchase Agreement”), whereby it agreed to issue and sell in a private offering 400,000 shares of Series B Preferred Stock and a warrant (“Warrant”) to purchase 200,000 shares of Common Stock at an initial exercise price of $7.00 per share for an aggregate purchase price of $2,000,000. The purchase price was paid into escrow on April 2, 2007, and was to be released to the Company upon the closing of the issuance. On April 10, 2007, the closing of the issuance occurred, and the purchase price was released from escrow and distributed to the Company. A cash fee of $25,000 was withheld from the proceeds paid into escrow as reimbursement for legal services rendered by the investor’s attorneys and as reimbursement for its due diligence expenses. No underwriting discounts or commissions were paid with respect to the sale under the March 30 Securities Purchase Agreement.

On April 11, 2007, the Company entered into a Securities Purchase Agreement with Blackwater, with terms substantially identical to the terms of the March 30 Securities Purchase Agreement (the “April 11 Securities Purchase Agreement” and, together with the March 30 Securities Purchase Agreement, the “Securities Purchase Agreements”). Pursuant to the April 11 Securities Purchase Agreement, the Company agrees to issue and sell in a private offering 1,600,000 shares of Series B Preferred Stock and a Warrant to purchase 800,000 shares of Common Stock at an initial exercise price of $7.00 per share for an aggregate purchase price of $8,000,000. The Series B Preferred Stock and the Warrant (collectively, the “Securities”) will be issued, and the purchase price paid to the Company, upon the closing of the issuance. Closing is expected to take place on May 21, 2007, or such earlier time as Blackwater may elect, but is subject to a variety of customary closing conditions set forth in the April 11 Securities Purchase Agreement.

Among other conditions, the Company will not be required to issue the Securities unless and until the following conditions have been satisfied by Blackwater or waived by the Company in its sole discretion:

•	The representations and warranties made by Blackwater in the April 11 Securities Purchase Agreement are true and correct in all material respects as of the Closing Date;
•	Blackwater has performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the April 11 Securities Purchase Agreement; and

•

No litigation, statute, ruling or injunction has been enacted or entered by or in any court or governmental authority or competent jurisdiction which prohibits the consummation of any of the transactions contemplated by the April 11 Securities Purchase Agreement.

Among other conditions, Blackwater will not be required to purchase the Securities unless and until the following conditions have been satisfied by the Company or waived by Blackwater in its sole discretion:

•	The representations and warranties made by the Company in the April 11 Securities Purchase Agreement are true and correct in all material respects as of the Closing Date;
•	The Company has performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the April 11 Securities Purchase Agreement;
•

No litigation, statute, ruling or injunction has been enacted or entered by or in any court or governmental authority or competent jurisdiction which prohibits the consummation of any of the transactions contemplated by the April 11 Securities Purchase Agreement;

•

Trading in the Common Stock on the OTC Bulletin Board has not been suspended and, if required, the Company has made application to the OTC Bulletin Board to have the shares of Common Stock issuable upon conversion or exercise of the Securities authorized for quotation; and

•	No material adverse change to the Company or its business has occurred since April 11, 2007.

As previously reported, the Series B Preferred Stock ranks pari passu with the Company’s Series A Preferred Stock and senior to the shares of Common Stock with respect to the distribution of assets upon liquidation, dissolution or winding up of the Company whether voluntary or involuntary. Each holder of Series B Preferred Stock is entitled to receive cumulative dividends of 10% per annum payable semi-annually in arrears, on each April 1 and October 1, beginning October 1, 2007 and on each redemption and conversion date. The shares of Series B Preferred have no voting rights except as provided in the Certificate of Designation of Rights and Preferences of Series B Preferred Stock (“Certificate of Designation”) and as otherwise required by law. However, as long as Series B Preferred Stock having a stated value of at least $1,000,000 remains outstanding, the buyers of the Series B Preferred Stock have the ability under the Securities Purchase Agreements to recommend nominees to the Company’s Board of Directors in the event of various uncured Events of Default (as defined in the Certificate of Designation) and could potentially control a majority of directors on the Board of Directors if the particular Event of Default continues uncured for a sufficient period of time, as described in the Securities Purchase Agreements. At such time as the outstanding amount of Series B Preferred Stock has a stated value of less than $1,000,000, the buyers agree to cause their nominee(s) to resign from the Board of Directors. The Series B Preferred Stock has the right to convert into Common Stock at an initial conversion price of $5.00 per share, subject to adjustment for subsequent stock splits, stock dividends and similar events and subject to anti-dilution adjustments as set forth in the Certificate of Designation. The conversion price is also subject to adjustment in the event the Company does not meet certain milestone events as set forth in the Certificate of Designation. The Series B Preferred Stock will automatically be redeemed three years after the date of the issue, and the holders of Series B Preferred Stock have the right to have the Series B Preferred Stock redeemed upon the occurrence or non-occurrence of various events, as set forth in the Certificate of Designation. The Company also has the right to redeem the Series B Preferred Stock under certain circumstances, as set forth in the Certificate of Designation.

The Warrant has a term of five years from the date of issuance and has an initial exercise price of $7.00, subject to adjustment for recapitalizations, reclassifications or similar transactions and subject to anti-dilution adjustments. The exercise price is also subject to adjustment in the event the Company does not meet certain milestone events as set forth in the Warrant. If certain enumerated Events of Default (as defined in the Warrant) occur, the Warrant will be redeemed by the Company unless such triggering event is waived by the holder of the Warrant. The redemption price is based on the Black—Scholes value as of certain dates. The Warrant can be exercised in cash or in a cashless exercise transaction.

As part of the Securities Purchase Agreements, the Company has agreed to file a registration statement with the Securities and Exchange Commission covering the shares of Common Stock underlying the Series B Preferred Stock and the Warrants. The filing deadline is June 23, 2007 and the deadline to have underlying shares registered is the earlier of 90 days after the registration statement is filed or 90 days after June 23, 2007. Failure to timely file or go effective which failure continues for a set period of time are among the Events of Default which give the holders of the Series B Preferred Stock and the Warrant the right to have their Series B Preferred Stock and Warrant redeemed by the Company.

As part of the Series B financing, the executive officers and directors have agreed not to sell their shares of Common Stock for a period of three years except under certain circumstances as set forth in a Limited Standstill Agreement. However, each is allowed to sell, during any three month period, up to the number of shares of Common Stock actually owned on March 30, 2007 or acquired in transactions qualifying as Exempt Issuances as defined in the Securities Purchase Agreement which the person would be allowed to sell under the volume limitations of Rule 144 as long as no more than one-third of this amount is sold in any 30 day period.

The Company has given the holders of Series A Preferred Stock the option to convert their shares of Series A Preferred Stock and the warrants issued as part of the Series A Preferred Stock issuance into shares of Series B Preferred Stock and Warrants on a one-for-one basis. The option must be exercised on or prior to April 30, 2007.

The Series B Preferred Stock and Warrants are being offered to a limited number of persons as exempt transactions under Section 4(2) of the Securities Act of 1933, as amended, and in compliance with Regulation D promulgated thereunder. The Company is relying upon the representations, warranties and covenants of the investors contained in the Securities Purchase Agreement signed by them. The Company did not engage in any advertising or general solicitation in connection with these sales.

Item 9.01 Exhibits

(d)	Exhibits.

Exhibit No.	Description

3.1	Form of Certificate of Amendment to Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock to be filed with the Delaware Secretary of State (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on April 5, 2007)

3.2	Form of Certificate of Designation of Rights and Preferences of the Series B Preferred Stock to be filed with the Delaware Secretary of State (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed on April 5, 2007)

4	Form of Warrant (incorporated by reference to Exhibit 4 of the Company’s Current Report on Form 8-K filed on April 5, 2007)

10.1	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on April 5, 2007)

10.2	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed on April 5, 2007)

10.3	Form of Limited Standstill Agreement (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed on April 5, 2007)

10.4	Form of Series A Preferred Stock Option Letter (incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K filed on April 5, 2007)

10.5	Investment Banking and Financial Advisory Agreement dated April 10, 2007, by and between the Company and Blackwater Capital Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVICENA GROUP, INC.

Date: April 16, 2007	By:	/s/ Michael J. Sullivan Michael J. Sullivan Vice President of Finance and Acting CFO

EXHIBIT INDEX

Exhibit No.	Description

3.1	Form of Certificate of Amendment to Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock to be filed with the Delaware Secretary of State (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on April 5, 2007)

3.2	Form of Certificate of Designation of Rights and Preferences of the Series B Preferred Stock to be filed with the Delaware Secretary of State (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed on April 5, 2007)

4	Form of Warrant (incorporated by reference to Exhibit 4 of the Company’s Current Report on Form 8-K filed on April 5, 2007)

10.1	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on April 5, 2007)

10.2	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed on April 5, 2007)

10.3	Form of Limited Standstill Agreement (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed on April 5, 2007)

10.4	Form of Series A Preferred Stock Option Letter (incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K filed on April 5, 2007)

10.5	Investment Banking and Financial Advisory Agreement dated April 10, 2007, by and between the Company and Blackwater Capital Group, Inc.